Exhibit 99.2

CONTACTS

Dan Schlanger, CFO

Ben Lowe, VP & Treasurer

Crown Castle International Corp.

713-570-3050

Crown Castle Announces

Pricing of Senior Notes Offering

June 15, 2021 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it has priced its previously announced public offering of 2.500% Senior Notes due 2031 in aggregate principal amount of $750 million. The Senior Notes due 2031 will have an interest rate of 2.500% per annum and will be issued at a price equal to 99.743% of their face value to yield 2.529%.

The net proceeds from the offering are expected to be approximately $739 million, after deducting the underwriting discount and other estimated offering expenses payable by Crown Castle. Crown Castle intends to use the net proceeds from this offering to repay in full the Senior Secured Tower Revenue Notes, Series 2015-1, Class C-2022, issued by certain of Crown Castle’s subsidiaries, to repay outstanding indebtedness under its commercial paper program, and to the extent of any remaining balance of net proceeds, for general corporate purposes.

BNP PARIBAS, Credit Agricole CIB, J.P. Morgan, PNC Capital Markets LLC, and Truist Securities are the joint book-running managers of the offering.

The offering is being made pursuant to the existing effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting any joint book-running manager using the information provided below. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the proposed offering, including the net proceeds therefrom and the use of such proceeds. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 80,000 route miles of fiber supporting small cells and fiber solutions across every major US market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them.

JOINT BOOK-RUNNING MANAGERS CONTACT INFORMATION

BNP Paribas Securities Corp. 787 Seventh Avenue New York, NY 10019 Attention: Debt Syndicate Desk Toll-Free: (800) 854-5674	Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, NY 10019 Attn: Fixed Income Syndicate Toll-Free: (866) 807-6030

J.P. Morgan Securities LLC 383 Madison Avenue, 3rd Floor New York, NY 10179 Attn: Investment Grade Syndicate Desk Collect: (212) 834-4533	PNC Capital Markets LLC 300 Fifth Avenue, 10th Floor Pittsburgh, PA 15222 Attention To: Debt Capital Markets, Fixed Income Transaction Execution Toll-Free: 1-855-881-0697

Truist Securities, Inc. 303 Peachtree Street Atlanta, GA 30308 Attn: Prospectus Dept Telephone: 1-800-685-4786 Email: TSIDocs@Truist.com